Exhibit 99.1
EXCERPTED INFORMATION FROM STRUCTURAL AND COLLATERAL TERM SHEET (“Term Sheet”)
The following excerpted information was provided by the Landlord’s lender to prospective investors related to the financial and operating performance of CityCenter Holdings, LLC (“Holdings”) for the months of July and August 2021 and for the trailing twelve-month period ended August 31, 2021.

	July 2021(1)	August 2021(1)	TTM August 2021
Occupancy(2)	88.2%	81.3%	55.6%
ADR	$258.26	$241.52	$224.45
RevPAR(2)	$227.87	$196.34	$124.80
EBITDAR	$47,944,139	$38,498,590	$283,653,621
Total Revenues			$771,883,191
Total Expenses			$488,229,570
(1)Excludes immaterial amounts related to operations previously accounted for by Crystals that are included within Aria’s financial information.
(2)Occupancy rate and RevPAR are calculated based upon the number of available rooms, which do not reflect an adjustment for out of service rooms.

In addition, the Landlord’s lender provided the following reconciliation of EBITDAR to Total Revenues for the trailing twelve-month period ended August 31, 2021.

TTM August 2021(1)
Revenues
Hotel Revenue	$245,879,650
Casino Revenue	303,603,781
F&B Revenue	173,926,084
Other Revenue	48,473,676
Total Revenue	771,883,191
Departmental Expenses
Hotel Expense	84,536,796
Casino Expense	94,959,753
F&B Expense	125,828,612
Other Expense	21,857,106
Total Departmental Expenses	327,182,268
Total Departmental Income	444,700,923
Undistributed Expenses
Facilities	22,403,750
Property Administration	69,687,651
Marketing & Advertising	10,872,724
Total Undistributed Expenses	102,964,125
Management Fee(2)	28,000,000
Income Before Fixed Charges	313,736,798
Fixed & Other Expenses
Real Estate Taxes	18,079,149
Insurance	12,004,027
Total Fixed & Other Expenses	30,083,177
EBITDAR	$283,653,621

(1)Excludes immaterial amounts related to operations previously accounted for by Crystals that are included within Aria’s financial information.
(2)MGM allocates a Management Fee expense to the Property’s operating statements in the Property Administration expense. These expenses were re-categorized as a Management Fee. Management Fee was estimated based on the average of revenue from 2018 – 2019.

DISCLAIMER: The monthly and trailing twelve-month (TTM) financial information presented above (the “Information”) was prepared by the Landlord’s financing sources using information provided by MGM to the Landlord’s financing sources in connection with their underwriting process. The Information is not presented in accordance with GAAP, is for periods prior to the date Holdings became a consolidated subsidiary of MGM and cannot be reconciled to net income (the most directly comparable GAAP financial measure) because Holdings does not undertake closing procedures on a monthly basis necessary to compute net income on a basis comparable to its reported quarterly and annual periods; however, Landlord did provide a reconciliation of “EBITDAR” for the TTM period ended August 31, 2021 to revenues, utilizing available GAAP information for that period, which reconciliation is reproduced above. Holdings’ independent registered public accounting firm has not reviewed or audited these results and Holdings’ actual results for the months that are reflected in the financial statements for any quarterly period, including the quarter ended September 30, 2021, may differ as a result of the seller’s financial closing procedures. In particular, with respect to the quarter ended September 30, 2021, final adjustments and other developments that may arise between now and the time the seller’s financial results are final may result in material adjustments to the Information presented above. As a result, investors should exercise caution in relying on the Information and should not draw any inferences from the Information regarding financial or operating data not provided. The Information should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, the Information is not necessarily indicative of the results to be achieved in any future period, including the quarterly period ended September 30, 2021.